UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

June 16, 2016

Date of Report (Date of earliest event reported)

MULTIMEDIA PLATFORMS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-33933	88-0319470
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2929 East Commercial Blvd, Suite PH-D

Fort Lauderdale, FL 33308

(Address of principal executive offices)

(954) 440-4678

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into Material Definitive Agreement.

As previously disclosed in a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on December 22, 2015, Multimedia Platforms, Inc. a Nevada corporation (the "Company"), entered into a securities purchase agreement dated as of December 15, 2015 (the "Purchase Agreement") with Firstfire Global Opportunities Fund, LLC (the "Purchaser"), pursuant to which the Purchaser invested $160,000 in exchange for a Senior Convertible Promissory Note (the "Note") in the principal amount of $176,000 (the "Principal Amount") and warrants to purchase an aggregate of 176,000 shares (the "Warrant Shares") of the Company's common stock, par value $0.001 per share (the "Common Stock"), for an exercise price of $0.40 per share for a period of five (5) years (the "Warrants").

On June 16, 2016, the Company entered into an amendment and waiver agreement (the "Amendment") with the Purchaser. The Amendment waives through June 16, 2016 any default or event of default under the Purchase Agreement and the Note.

Pursuant to the terms of the Amendment, the Principal Amount of the Note shall be increased by $20,000 and the maturity date of the Note shall be extended from June 16, 2016 to July 13, 2016. In addition, the conversion price of the Note shall be equal to $0.02 if an event of default (as defined in the Note) or breach of any terms of the Amendment occurs.

The Amendment further provides that the Company shall issue to the Purchaser an additional warrant to purchase 400,000 shares of the Company's Common Stock, at an exercise price of $0.30 per share for a period of five (5) years (the "Additional Warrant").

The Additional Warrant was issued in reliance upon exemptions from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the "Securities Act") and Rule 506 of Regulation D promulgated thereunder ("Regulation D"). The Company made this determination based on the representations of the Purchaser which included, in pertinent part, that the Purchaser was an "accredited investor" within the meaning of Rule 501 of Regulation D and upon such further representations from the Purchaser that (i) the Purchaser is acquiring the securities for its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (ii) the Purchaser agrees not to sell or otherwise transfer the Securities unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (iii) the Purchaser has knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of an investment in the Securities and (iv) the Purchaser is able to bear the economic risk of an investment in the Securities and could afford the complete loss of such investment. In addition, there was no general solicitation or advertising for the Securities issued in reliance upon Regulation D.

The foregoing is a summary of the Amendment and is qualified in its entirety by reference to the full text of the amendment, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

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Item 2.03 Creation of Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 29, 2016, Patrick Kolenik tendered his resignation as a member of the board of directors of the Company, and all other positions to which he may have been assigned, regardless of whether he served in such capacity, effective immediately. The resignation of Mr. Kolenik is not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1

Senior Convertible Promissory Note, issued December 16, 2015 (incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on December 22, 2015)

4.2	Common Stock Purchase Warrant, issued June 16, 2016*
10.1

Securities Purchase Agreement, dated December 15, 2015 (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on December 22, 2015)

10.2	Amendment and Waiver Agreement, dated June 16, 2016, entered into by and between the Company and Firstfire Global Opportunities Fund, LLC*
17.1	Letter of Resignation from Patrick Kolenik, dated June 29, 2016*

_____

 * filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MULTIMEDIA PLATFORMS, INC.

Date: July 5, 2016	By:	/s/ Robert Weiss
Robert Weiss
Chief Executive Officer

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